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                                                                    Exhibit 23.2

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan of Focal, Inc. of our report dated January 25, 2000, except for Note 11, as to which the date is February 25, 2000, with respect to the financial statements of Focal, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP

Boston, Massachusetts
July 14, 2000